Exhibit 99.2

WesBanco, Inc. Announces Agreement and Plan of Merger with Your Community Bankshares, Inc.

WHEELING, W. Va., May 3, 2016 /PRNewswire/ — WesBanco, Inc. (“WesBanco”) (Nasdaq:WSBC) and Your Community Bankshares, Inc. (“Your Community”) (Nasdaq:YCB) jointly announced today that they have executed a definitive Agreement and Plan of Merger providing for the merger of Your Community with and into WesBanco. James C. Gardill, Chairman of the Board, and Todd F. Clossin, President & CEO, of WesBanco and Gary L. Libs, Chairman of the Board, and James D. Rickard, President & CEO, of Your Community, made the joint announcement.

Under the terms of the Agreement and Plan of Merger, which has been approved by the board of directors of both companies, WesBanco will exchange a combination of its common stock and cash for Your Community common stock. Your Community shareholders will be entitled to receive 0.964 of a share of WesBanco common stock and cash in the amount of $7.70 per share for each share of Your Community common stock for a total value of approximately $39.05 per share or $221.0 million in aggregate based on WesBanco’s market close price of $32.52 on May 2, 2016. The exchange ratio is based on the average closing prices of WesBanco common stock of $31.96 over the 10 day period ending on April 27, 2016. The merger is expected to qualify as a tax-free reorganization. The transaction values Your Community at a price to March 31, 2016 tangible book value per share of 173%, a price to LTM earnings per share of 14.5 times, and a price to mean analyst estimated 2016 earnings per share of 13.7 times.

Todd F. Clossin, President and Chief Executive Officer of WesBanco, stated, “the merger with Your Community meaningfully expands WesBanco’s franchise into attractive markets in Kentucky and Southern Indiana, and a top ten market share in the Louisville MSA. Jim Rickard and his management team have built a high performing commercial bank with low cost deposits and a strong lending team. We believe we can provide customers of Your Community with a broader array of banking services, including expanded commercial and mortgage lending capabilities as well as trust and wealth management services.”

Excluding certain one-time merger charges, the transaction is anticipated to be 6-7% accretive to earnings in 2017, and approximately 9% accretive to earnings in 2018 once anticipated cost savings are fully phased in. Estimated tangible book value dilution at closing of less than 5% is expected to be earned back in less than 3.5 years using the “cross-over” method, including estimated one-time charges. The acquisition is subject to the approvals of the appropriate banking regulatory authorities and the approval vote of the shareholders of Your Community. It is expected that the transaction should be completed during the third or fourth quarter of 2016.

“Your Community is an outstanding community-based financial institution with a strong management team that shares our commitment to client service and community banking. We are pleased to be able to partner with Your Community and continue to build on the solid platform that has been created”, said WesBanco Chairman of the Board, James C. Gardill.

As a result of the merger, it is anticipated that WesBanco will add two Your Community directors, Gary L. Libs and Kerry M. Stemler, to its board of directors. In addition, Jim Rickard, Your Community’s President & CEO will join WesBanco as Market President for Kentucky and Southern Indiana.

“We are excited to announce our merger with WesBanco and are delighted to become a part of their fine organization,” said Mr. Rickard. “WesBanco’s strong operating performance, demonstrated track record of merger integration and commitment to the communities it serves makes it the ideal partner for Your Community Bank,” Mr. Rickard said.

“Both Kerry and I are excited about joining the Board of WesBanco,” said Mr. Libs, Your Community Chairman of the Board. “By partnering with WesBanco we will be in a better position to deliver value to our clients, our employees, and our shareholders,” he continued.

At March 31, 2016, WesBanco had consolidated assets of approximately $8.6 billion, deposits of $6.1 billion, loans of $5.1 billion and shareholders’ equity of $1.1 billion.

At March 31, 2016, Your Community had consolidated assets of approximately $1.6 billion, deposits of $1.2 billion, loans of $1.0 billion and shareholders’ equity of $133 million.

In conjunction with closing, WesBanco anticipates shrinking its combined balance sheet to remain under $10 billion in pro forma assets. “While we have been gradually building our infrastructure over the past few years to prepare WesBanco for the day it eclipses $10 billion in assets, we believe the most prudent course of action is to shrink our balance sheet such that we do not cross over the $10 billion mark at closing. On a combined basis, we believe we have the ability to continue our loan growth at an uninterrupted pace while remaining below $10 billion in assets in the near term,” said Mr. Clossin.

When the transaction is consummated, WesBanco will provide banking services through 177 branch locations in five states. The transaction will expand WesBanco’s franchise by 36 offices located throughout the Louisville, Elizabethtown, Lexington and Evansville MSAs.

All of the directors and executive officers of Your Community have entered into voting agreements with WesBanco pursuant to which they have agreed to vote their shares in favor of the transaction. The approximate four to six month time period leading to the consummation of the merger has officials of both organizations optimistic that organizing around customer service and product delivery can be accomplished with as little employee disruption as possible.

Investment advisors involved in the transaction were Raymond James & Associates, Inc., representing WesBanco, and Keefe, Bruyette & Woods, Inc., representing Your Community.

Legal representations in the transaction include Phillips Gardill Kaiser & Altmeyer PLC and K&L Gates LLP for WesBanco, and Frost Brown Todd LLC for Your Community.

Forward-looking Statements:

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the proposed merger between WesBanco and Your Community, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Your Community may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed merger may not be fully realized within the expected timeframes; disruption from the proposed merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed merger may not be obtained on the expected terms and schedule; Your Community’s shareholders may not approve the proposed merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco’s 2015 Annual Report on Form 10-K, Your Community’s 2015 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Your Community with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. Neither WesBanco nor Your Community assumes any obligation to update any forward-looking statement.

Conference Call Information:

WesBanco and Your Community will host a conference call and webcast to discuss the Agreement and Plan of Merger on May 4, 2016 at 10:00 a.m. ET. Interested parties can access the live webcast of the conference call through the Investor Relations section of WesBanco’s website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607 (domestic), 855-669-9657 (Canada), or 412-902-4290 (international), and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

Additional Information about the Merger and Where to Find It:

Shareholders of Your Community and other interested parties are urged to read the proxy statement/prospectus that will be included in the Form S-4 registration statement that WesBanco will file with the SEC in connection with the merger because it will contain important information about WesBanco, Your Community, the merger and other related matters. A proxy statement/prospectus will be mailed to shareholders of Your Community prior to the Your Community shareholder meeting, which has not yet been scheduled. In addition, when the registration statement, which will include the proxy statement/prospectus and other related documents, is filed by WesBanco with the SEC, it may be obtained for free at the SEC’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either the WesBanco or Your Community websites at http://www.wesbanco.com or at http://www.yourcommunitybank.com.

Any questions should be directed to Todd F. Clossin, President and Chief Executive Officer (304) 234-9202, James C. Gardill, Chairman (304) 234-9216 or Robert H. Young, Executive Vice President and Chief Financial Officer (304) 234-9447 of WesBanco, or James D. Rickard, President & Chief Executive Officer (812) 944-2224 or Paul A. Chrisco, Chief Financial Officer (812) 981-7375 of Your Community.

Participants in the Solicitation:

WesBanco and Your Community and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Your Community in connection with the proposed merger. Information about the directors and executive officers of WesBanco is set forth in the proxy statement for WesBanco’s 2016 annual meeting of shareholders, as filed with the SEC on March 11, 2016. Information about the directors and executive officers of Your Community is set forth in the proxy statement for Your Community’s 2016 annual meeting of shareholders, as filed with the SEC on April 7, 2016. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of Your Community shareholders in connection with the proposed merger will be included in the Proxy Statement/Prospectus. You can obtain free copies of these documents from the SEC, WesBanco or Your Community using the website information above. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Your Community:

Your Community Bankshares, Inc. is a bank holding company headquartered in New Albany, Indiana and includes its wholly owned, state-chartered subsidiary bank, Your Community Bank. The Company operates 36 financial centers in Indiana and Kentucky. The Banks are engaged primarily in the business of attracting deposits from the general public and using those funds for the origination of commercial business and real estate loans and secured consumer loans such as home equity lines of credit, automobile loans, and recreational vehicle loans. Additionally, Your Community Bank originates and sells mortgage loans for the purchase of single-family homes into the secondary market.

Your Community’s common stock currently trades on the Nasdaq Global Select Market under the symbol “YCB”.

About WesBanco:

WesBanco is a multi-state, bank holding company with total assets of approximately $8.6 billion (as of March 31, 2016). WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management. WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with more than $3 billion of assets under management, and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds. WesBanco’s banking subsidiary, WesBanco Bank, Inc., operates 141 financial centers in the states of Ohio, Pennsylvania, and West Virginia. In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Wesbanco’s common stock trades on the Nasdaq Global Select Market under the symbol “WSBC”.

SOURCE WesBanco, Inc.

WesBanco Company Contact:

John Iannone

Vice President, Investor Relations

(304) 905-7021